UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - February 20, 2025

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code - (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

$2B Credit Facility

On February 20, 2025, Oncor Electric Delivery Company LLC (“Oncor”), entered into an amended and restated revolving credit agreement (the “$2B Credit Facility”) among Oncor, as borrower, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and swingline lender, the fronting banks from time to time party thereto, and the other financial institutions party thereto. Oncor intends to use the borrowings under the $2B Credit Facility for general corporate purposes.

The $2B Credit Facility provides for an unsecured revolving credit facility in an aggregate principal amount of up to $2.0 billion and a maturity date of February 20, 2030. The $2B Credit Facility gives Oncor the option to request an increase in its borrowing capacity of up to $650 million in $100 million minimum increments, subject to certain conditions, including lender approvals. The $2B Credit Facility also provides Oncor with the option to request that each lender extend the term of its commitment for up to two additional one-year periods, subject to certain conditions, including lender approvals.

Borrowings under the $2B Credit Facility bear interest at a per annum rate equal to, at Oncor’s option, (i) term secured overnight financing rate (“SOFR”) for the interest period relevant to such borrowing, plus an adjustment of 0.10% (the “SOFR Adjustment”), plus an applicable margin of between 0.750% and 1.250%, depending on certain credit ratings assigned to Oncor’s debt, or (ii) an alternate base rate (equal to the greatest of (1) the prime rate as quoted by The Wall Street Journal on such date, (2) the federal funds effective rate on such date, plus 0.50%, and (3) term SOFR for a one-month interest period on such date, plus the SOFR Adjustment, plus 1.0%), plus, in the case of clauses (1) through (3), an applicable margin of between 0.00% and 0.25%, depending on certain credit ratings assigned to Oncor’s debt. The $2B Credit Facility also provides for an alternative rate of interest upon the occurrence of certain events related to the current rate of interest benchmark.

A commitment fee is payable quarterly in arrears and upon termination or reduction of the revolving commitments at a rate per annum equal to between 0.060% and 0.175%, depending on certain credit ratings assigned to Oncor’s debt, of the commitments under the $2B Credit Facility. Letter of credit fees under the $2B Credit Facility are payable quarterly in arrears and upon expiration or if a letter of credit is drawn in full at a rate per annum equal to the applicable margin for adjusted term SOFR under the $2B Credit Facility. Fronting fees in an amount as separately agreed by Oncor and any fronting bank that issues a letter of credit are also payable quarterly in arrears and upon termination to each such fronting bank.

The $2B Credit Facility requires that Oncor maintain a maximum consolidated senior debt to consolidated total capitalization ratio of 0.65 to 1.00 and observe certain customary reporting requirements and other customary covenants for facilities of this type.

The $2B Credit Facility also contains customary events of default for facilities of this type, the occurrence of which would allow the lenders to accelerate all outstanding loans and terminate their commitments, including certain changes in control of Oncor that are not permitted transactions under the $2B Credit Facility and cross-default provisions in the event Oncor or certain of its subsidiaries defaults on indebtedness in a principal amount in excess of $150 million that results in acceleration of the maturity of such indebtedness or receives judgments for the payment of money in excess of $150 million that are not discharged or stayed within 60 days.

$1B Credit Facility

On February 20, 2025, Oncor entered into a revolving credit agreement (the “$1B Credit Facility”) among Oncor, as borrower, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent and swingline lender, and the other financial institutions party thereto. Oncor intends to use the borrowings under the $1B Credit Facility for general corporate purposes.

The $1B Credit Facility provides for an unsecured revolving credit facility in an aggregate principal amount of up to $1.0 billion and a maturity date of February 20, 2028. The $1B Credit Facility gives Oncor the option to request an increase in its borrowing capacity of up to $350 million in $100 million minimum increments, subject to certain conditions, including lender approvals. The $1B Credit Facility also provides Oncor with the option to request that each lender extend the term of its commitment for up to two additional one-year periods, subject to certain conditions, including lender approvals.

Borrowings under the $1B Credit Facility bear interest at a per annum rate equal to, at Oncor’s option, (i) term SOFR for the interest period relevant to such borrowing, plus the SOFR Adjustment, plus an applicable margin of between 0.750% and 1.250%, depending on certain credit ratings assigned to Oncor’s debt, or (ii) an alternate base rate (equal to the greatest of (1) the prime rate as quoted by The Wall Street Journal on such date, (2) the federal funds effective rate on such date, plus 0.50%, and (3) term SOFR for a one-month interest period on such date, plus the SOFR Adjustment, plus 1.0%), plus, in the case of clauses (1) through (3), an applicable margin of between 0.00% and 0.25%, depending on certain credit ratings assigned to Oncor’s debt. The $1B Credit Facility also provides for an alternative rate of interest upon the occurrence of certain events related to the current rate of interest benchmark.

A commitment fee is payable quarterly in arrears and upon termination or reduction of the revolving commitments at a rate per annum equal to between 0.040% and 0.150%, depending on certain credit ratings assigned to Oncor’s debt, of the commitments under the $1B Credit Facility.

The $1B Credit Facility requires that Oncor maintain a maximum consolidated senior debt to consolidated total capitalization ratio of 0.65 to 1.00 and observe certain customary reporting requirements and other customary covenants for facilities of this type.

The $1B Credit Facility also contains customary events of default for facilities of this type, the occurrence of which would allow the lenders to accelerate all outstanding loans and terminate their commitments, including certain changes in control of Oncor that are not permitted transactions under the $1B Credit Facility and cross-default provisions in the event Oncor or certain of its subsidiaries defaults on indebtedness in a principal amount in excess of $150 million that results in acceleration of the maturity of such indebtedness or receives judgments for the payment of money in excess of $150 million that are not discharged or stayed within 60 days.

The foregoing descriptions of the $2B Credit Facility and the $1B Credit Facility are qualified in their entirety by reference to the complete terms of the $2B Credit Facility and the $1B Credit Facility, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein. The administrative agent under each credit facility and the lenders and their respective affiliates have, from time to time, performed various financial advisory, dealer, commercial banking, investment banking and/or trustee services for Oncor and certain of its affiliates for which they have received customary fees and expenses.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 25, 2025, Oncor issued a press release discussing its financial results for the year and fiscal quarter ended December 31, 2024. The press release is furnished herewith as Exhibit 99.1.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 7.01	REGULATION FD DISCLOSURE.

On February 25, 2025, Sempra, the indirect owner of a majority of Oncor’s outstanding equity interests, distributed a slide presentation containing certain information relating to Oncor. Slides containing information related to Oncor are furnished herewith as Exhibit 99.2. References in the slides to “Sempra Texas” refer to Sempra’s indirect 80.25% ownership interest in Oncor and its indirect 50% ownership interest in Sharyland Utilities, L.L.C.

The slide presentation was distributed in connection with Sempra’s discussion of its financial results for the year and quarter ended December 31, 2024, which is being webcast live at 12 pm ET on February 25, 2025. Oncor’s Chief Executive Allen Nye will participate in the webcast. The webcast will be available on Sempra’s website at www.sempra.com. A replay of the webcast will also be available on Sempra’s website a few hours after its conclusion.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 2.02 and Item 7.01 and set forth in the attached Exhibit 99.1 and Exhibit 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of Oncor under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

The press release and the slide presentation contain forward-looking statements relating to Oncor within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, that are included in the press release and the slides, as well as statements made in presentations, in response to questions or otherwise, that address activities, events or developments that Oncor expects or anticipates to occur in the future, including such matters as projections, capital allocation, future capital expenditures, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of facilities, market and industry developments and the growth of Oncor’s business and operations (often, but not always, through the use of words or phrases such as “intends,” “plans,” “will likely result,” “expects,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “forecast,” “should,” “projection,” “target,” “goal,” “objective” and “outlook”), are forward-looking statements. Although Oncor believes that in making any such forward-looking statement its expectations are based on reasonable assumptions, any such forward-looking statement involves risks, uncertainties and assumptions. Factors that could cause Oncor’s actual results to differ materially from those projected in such forward-looking statements include: legislation, governmental policies and orders, and regulatory actions; legal and administrative proceedings and settlements, including the exercise of equitable powers by courts; weather conditions and other natural phenomena, including any weather impacts due to climate change and damage to Oncor’s system caused by severe weather events, natural disasters or wildfires; cyber-attacks on Oncor or Oncor’s third-party vendors; changes in expected Electric Reliability Council of Texas, Inc. (“ERCOT”) and service territory growth; changes in, or cancellations of, anticipated projects, including customer requested interconnection projects; physical attacks on Oncor’s system, acts of sabotage, wars, terrorist activities, wildfires, fires, explosions, natural disasters, hazards customary to the industry, or other emergency events and the possibility that Oncor may not have adequate insurance to cover losses or third-party liabilities related to any such event; actions by credit rating agencies to downgrade Oncor’s credit ratings or place those ratings on negative outlook; health epidemics and pandemics, including their impact on Oncor’s business and the economy in general; interrupted or degraded service on key technology platforms, facilities failures, or equipment interruptions; economic conditions, including the impact of a recessionary environment, inflation, supply chain disruptions, foreign policy, global trade restrictions, tariffs, competition for goods and services, service provider availability, and labor availability and cost; unanticipated changes in electricity demand in ERCOT or Oncor’s service territory; ERCOT grid needs and ERCOT market conditions, including insufficient electricity generation within the ERCOT market or disruptions at power generation facilities that supply power within the ERCOT market; changes in business strategy, development plans or vendor relationships; changes in interest rates, foreign currency exchange rates, or rates of inflation; significant changes in operating expenses, liquidity needs and/or capital expenditures; inability of various counterparties to meet their financial and other obligations to Oncor, including failure of counterparties to timely perform under agreements; general industry and ERCOT trends; significant decreases in demand or consumption of electricity delivered by Oncor, including as a result of increased consumer use of third-party distributed energy resources or other technologies; changes in technology used by and services offered by Oncor; significant changes in Oncor’s relationship with its employees, including the availability of qualified personnel, and the potential adverse effects if labor disputes or grievances were to occur; changes in assumptions used to estimate costs of providing employee benefits, including pension and retiree benefits, and future funding requirements related thereto; significant changes in accounting policies or critical accounting estimates material to Oncor; commercial bank and financial market conditions, macroeconomic conditions, access to capital, the cost of such capital, and the results of financing and refinancing efforts, including availability of funds and the potential impact of any disruptions in U.S. or foreign capital and credit markets; financial market volatility and the impact of volatile financial markets on investments, including investments held by Oncor’s pension and retiree benefit plans; circumstances which may contribute to future impairment of goodwill, intangible or other long-lived assets; adoption and deployment of AI; financial and other restrictions under Oncor’s debt agreements; Oncor’s ability to generate sufficient cash flow to make interest payments on its debt instruments; and Oncor’s ability to effectively execute its operational and financing strategy.

Further discussion of risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations is contained in filings made by Oncor with the U.S. Securities and Exchange Commission. Specifically, Oncor makes reference to the section entitled “Risk Factors” in its annual and quarterly reports. Any forward-looking statement speaks only as of the date on which it is made, and, except as may be required by law, Oncor undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for Oncor to predict all of them; nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Revolving Credit Agreement, dated as of February 20, 2025, among Oncor Electric Delivery Company LLC, as borrower, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders and as swingline lender, the fronting banks from time to time party thereto and the other financial institutions party thereto.

10.2	Revolving Credit Agreement, dated as of February 20, 2025, among Oncor Electric Delivery Company LLC, as borrower, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent for the lenders and as swingline lender and the other financial institutions party thereto.

99.1	Press release issued on February 25, 2025.

99.2	Presentation slides distributed on February 25, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Kevin R. Fease
Name:	Kevin R. Fease
Title:	Vice President and Treasurer

Dated: February 25, 2025